Exhibit 99.1

SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (this “Agreement”) is entered into as of this              day of March 7, 2006, by and between MidCarolina Financial Corporation, a North Carolina corporation (“MidCarolina”), and R. Craig Patterson, Senior Vice President and Chief Credit Officer (the “Executive”) of MidCarolina Bank, a North Carolina-chartered bank and wholly owned subsidiary of MidCarolina (the “Bank”).

WHEREAS, the Executive is employed by the Bank and has made and is expected to continue to make major contributions to the profitability, growth, and financial strength of MidCarolina and its subsidiaries,

WHEREAS, MidCarolina desires to assure itself of the current and future continuity of management and desires to establish minimum severance benefits for certain officers and other key employees, including the Executive, if a change in control occurs,

WHEREAS, MidCarolina wishes to ensure that officers and other key employees are not practically disabled from discharging their duties if a proposed or actual transaction involving a change in control arises,

WHEREAS, MidCarolina desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Bank, and

WHEREAS, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of MidCarolina, is contemplated insofar as either of MidCarolina or any of its subsidiaries is concerned,

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. CHANGE IN CONTROL COMBINED WITH EMPLOYMENT TERMINATION. (a) Termination of Executive Within One Year After a Change in Control. If a Change in Control occurs during the term of this Agreement and if either of the following also occurs, the Executive shall be entitled to severance benefits specified in Section 2 of this Agreement –

1)	Involuntary Termination Without Cause: the Executive’s employment with MidCarolina and Subsidiaries is involuntarily terminated within one year after a Change in Control, except for termination under Section 4 of this Agreement. For purposes of this Agreement, “Subsidiary” means any entity in which MidCarolina directly or indirectly beneficially owns 50% or more of the outstanding voting securities, or

2)	Voluntary Termination for Good Reason: the Executive terminates his employment with MidCarolina and Subsidiaries for Good Reason (as defined in Section 3) within one year after a Change in Control.

If the Executive is removed from office or if his employment terminates after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a Change in Control, then for purposes of this Agreement the removal of the Executive or termination of his employment shall be deemed to have occurred after the Change in Control.

(b) Definition of Change in Control. For purposes of this Agreement, “Change in Control” means any of the following events occur –

1)	Merger: MidCarolina merges into or consolidates with another corporation, or merges another corporation into MidCarolina, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of MidCarolina immediately before the merger or consolidation. For purposes of this Agreement, the term “person” means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or other entity,

2)	Acquisition of Significant Share Ownership: a report on Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G), is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of the combined voting power of MidCarolina’s voting securities (but this clause (2) shall not apply to beneficial ownership of voting shares held by a subsidiary in a fiduciary capacity or beneficial ownership of voting shares held by an employee benefit plan of MidCarolina),

3)	Change in Board Composition: during any period of two consecutive years, individuals who constitute MidCarolina’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that – for purposes of this clause (3) – each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (b) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

4)	Sale of Assets: MidCarolina sells to a third party substantially all of MidCarolina’s assets. For purposes of this Agreement, sale of substantially all of MidCarolina’s assets includes sale of the shares or assets of the Bank alone.

2. SEVERANCE BENEFITS. (a) Severance. The benefits to which the Executive is entitled under Section 1 are –

1)	Lump Sum Payment: MidCarolina shall make a lump sum payment to the Executive in an amount in cash equal to two times the Executive’s annual compensation. For purposes of this Agreement, annual compensation means (a) the Executive’s annual base salary on the date of the Change in Control or the Executive’s termination of employment (at whichever date the Executive’s current annual base salary is greater), plus (b) the average of the bonuses and incentive compensation earned for the three calendar years immediately preceding the year in which the Change in Control occurs, regardless of when the bonus or incentive compensation is paid. MidCarolina recognizes that the bonus and incentive compensation earned by the Executive for a particular year’s service might be paid in the year after the calendar year in which the bonus or incentive compensation is earned. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. Subject to Section 16 of this Agreement, the payment required under this Section 2(a)(1) is payable no later than 5 business days after the date the Executive’s employment terminates. If the Executive terminates employment for Good Reason, the date of termination shall be the date specified by the Executive in his notice of termination.

2)	Benefit Plans: MidCarolina shall cause the Executive to become fully vested in any qualified and non-qualified plans, programs or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control. MidCarolina also shall contribute or cause to be contributed to the Executive’s 401(k) plan account the matching and profit-sharing contributions, if any, that the Executive is entitled to based upon all W-2 income earned by the Executive for the plan year.

3)	Insurance Coverage: MidCarolina shall cause to be continued life, health, and disability insurance coverage substantially identical to the coverage maintained for the Executive before his termination. The insurance coverage may cease when the Executive becomes employed by another employer or 12 months after the Executive’s termination, whichever occurs first. At the end of the 12-month period, the Executive shall have the option to continue health insurance coverage at his own expense for a period not less than the number of months by which the Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation period exceeds 12 months.

(b) No Mitigation Required. MidCarolina hereby acknowledges that it will be difficult and could be impossible (1) for the Executive to find reasonably comparable employment after his employment terminates, and (2) to measure the amount of damages the Executive suffers as a result of termination. Additionally, MidCarolina acknowledges that its general severance pay plans do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, MidCarolina further acknowledges that the payment of severance benefits by MidCarolina under this Agreement is reasonable and will be liquidated damages, and the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

3. GOOD REASON. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events or conditions without the Executive’s written consent –

(a) Reduction in Base Salary: reduction in the Executive’s base salary, or

(b) Reduced or Discontinued Participation in Bonus, Incentive, Compensation, and Other Plans: reduction of the Executive’s bonus, incentive, and other compensation award opportunities under MidCarolina’s or Subsidiary’s benefit plans, unless a company-wide reduction of all officers’ award opportunities occurs simultaneously, or termination of the Executive’s participation in any officer or employee benefit plan maintained by MidCarolina or Subsidiary, unless the plan is terminated because of changes in law or loss of tax deductibility to MidCarolina for contributions to the plan, or unless the plan is terminated as a matter of policy applied equally to all participants, or

(c) Reduced Responsibilities or Status: assignment to the Executive of duties or responsibilities that are materially inconsistent with the Executive’s duties and responsibilities immediately before the Change in Control, or any other action by MidCarolina or its successor that results in a material reduction or material adverse change in the Executive’s position, authority, duties or responsibilities, or failure to nominate the Executive as a director of MidCarolina if the Executive shall have been a director immediately before the Change in Control, or

(d) Change in Title: failure to appoint or reappoint or otherwise to maintain the Executive in the office or position, or a substantially equivalent office or position, of or with MidCarolina or Subsidiary that the Executive held immediately before the Change in Control, or

(e) Failure to Obtain Assumption Agreement: failure to obtain an assumption of MidCarolina’s obligations under this Agreement by any successor to MidCarolina, regardless of whether such entity becomes a successor as a result of a merger, consolidation, sale of assets, or other form of reorganization, or

(f) Relocation of the Executive: relocation of the MidCarolina’s principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of MidCarolina’s principal executive offices on the date of this Agreement.

4. TERMINATION FOR WHICH NO SEVERANCE BENEFITS ARE PAYABLE. (a) No Severance for Termination for Cause. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance benefits if his employment terminates for Cause. For purposes of this Agreement, “Cause” means the Executive shall have committed any of the following acts –

1)	Fraud, Embezzlement, Theft or Other Crime: an act of fraud, embezzlement, or theft while employed by MidCarolina or a Subsidiary, or conviction of the Executive for or plea of nolo contendere to a felony or conviction of or plea of nolo contendere to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more, or

2)	Negligence and Other Actions: gross negligence, insubordination, disloyalty, or dishonesty in the performance of his duties as an officer of MidCarolina or Subsidiary; wilful or reckless failure by the Executive to adhere to MidCarolina’s or Subsidiary’s written policies; intentional wrongful damage by the Executive to the business or property of MidCarolina, including without limitation its reputation, which in MidCarolina’s sole judgment causes material harm to MidCarolina; breach by the Executive of his fiduciary duties to MidCarolina and its stockholders, whether in his capacity as an officer or as a director of MidCarolina or Subsidiary,

3)	Removal: removal of the Executive from office or permanent prohibition of the Executive from participating in the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

4)	Disclosure of Trade Secrets: intentional wrongful disclosure of secret processes or confidential information of MidCarolina or affiliates, which in MidCarolina’s sole judgment causes material harm to MidCarolina or affiliates, or

5)	Termination for Cause under an Employment Agreement: any actions that have caused the Executive to be terminated for cause under any employment agreement existing on the date hereof or hereafter entered into between the Executive and MidCarolina or a Subsidiary, or

6)	Exclusion from Fidelity Coverage: the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of MidCarolina or affiliates, under a blanket bond or other fidelity or insurance policy covering directors, officers, or employees.

Definition of “Intentional”: For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of MidCarolina. Any act or failure to act based upon authority granted by resolutions duly adopted by the board of directors or based upon the advice of counsel for MidCarolina shall be conclusively presumed to be in good faith and in the best interests of MidCarolina.

(b) No Severance under this Agreement for the Executive’s Death or Disability. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance benefits under this Agreement if –

1)	Death: the Executive dies while actively employed by MidCarolina or a Subsidiary, or

2)	Disability: the Executive becomes totally disabled while actively employed by MidCarolina or a Subsidiary. For purposes of this agreement, the term “totally disabled” means that because of injury or sickness, the Executive is unable to perform his duties.

The benefits, if any, payable to the Executive or his beneficiary(ies) or estate relating to his death or disability shall be determined solely by such benefit plans or arrangements as MidCarolina or Subsidiary may have with the Executive relating to death or disability, not by this Agreement.

5. TERM OF AGREEMENT. The initial term of this Agreement shall be for a period of three years, commencing March 7,                     , 2006. On the first anniversary of the March 7                     , 2006 effective date of this Agreement and on each anniversary thereafter this Agreement shall be extended automatically for one additional year, unless MidCarolina’s board of directors gives notice to the Executive in writing at least 90 days before the anniversary that the term of this Agreement will not be extended. If the board of directors determines not to extend the term, it shall promptly notify the Executive. References herein to the term of this Agreement mean the initial term and extensions of the initial term. Unless terminated earlier, this Agreement shall terminate when the Executive attains age 65. If the board of directors decides not to extend the term of this Agreement, this Agreement shall nevertheless remain in force until its term expires. The board’s decision not to extend the term of this Agreement shall not – by itself – give the Executive any rights under this Agreement to claim an adverse change in his position, compensation or circumstances or otherwise to claim entitlement to severance benefits under this Agreement.

6. THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT. The parties hereto acknowledge and agree that (a) this Agreement is not a management or employment agreement and (b) nothing in this Agreement shall give the Executive any rights or impose any obligations to continued employment by MidCarolina or any Subsidiary or successor of MidCarolina.

7. PAYMENT OF LEGAL FEES. MidCarolina desires that the Executive not be required to incur legal fees and the related costs and expenses associated with the interpretation, enforcement, or defense of Executive’s rights under this Agreement by litigation or otherwise, because the amounts thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Therefore, even if the Executive does not prevail in whole or in part in litigation or other legal action associated with the interpretation, enforcement, or defense of his rights under this Agreement, MidCarolina hereby agrees to pay and be solely financially responsible for any and all attorneys’ and related fees, costs and expenses incurred by the Executive in the litigation or other legal action, up to a maximum of $50,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. The fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by MidCarolina on a regular, periodic basis, upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with counsel’s customary practices. Anything herein to the contrary notwithstanding, nothing in this Agreement authorizes MidCarolina to pay or the Executive to demand payment of fees, costs and expenses if and to the extent payment of fees, costs and expenses constitutes a “prohibited indemnification payment” within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)]. MidCarolina’s obligation in this Section 7 to pay the Executive’s legal fees operates separately from and in addition to any legal fee reimbursement obligation MidCarolina or a Subsidiary may have under any separate employment or other agreement between the Executive and MidCarolina.

MidCarolina irrevocably authorizes the Executive to retain from time to time counsel of Executive’s choice to advise and represent him in the interpretation, enforcement, or defense of his rights under this Agreement, if –

1)	the Executive concludes that MidCarolina has failed to comply with any of its obligations under this Agreement, or

2)	if MidCarolina or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive under this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against MidCarolina or any director, officer, stockholder, or other person affiliated with MidCarolina, in any jurisdiction.

8. WITHHOLDING OF TAXES. MidCarolina may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as may be required by law, governmental regulation or ruling.

9. SUCCESSORS AND ASSIGNS. (a) This Agreement Is Binding on MidCarolina’s Successors. This Agreement shall be binding upon MidCarolina and any successor to MidCarolina, including any persons acquiring directly or indirectly all or substantially all of the business or assets of MidCarolina by purchase, merger, consolidation, reorganization, or otherwise. Any such successor shall thereafter be deemed to be the “Corporation” for purposes of this Agreement. But this Agreement and MidCarolina’s obligations under this Agreement are not otherwise assignable, transferable, or delegable by MidCarolina. By agreement in form and substance satisfactory to the Executive, MidCarolina shall require any successor to all or substantially all of the business or assets of MidCarolina expressly to assume and agree to perform this Agreement in the same manner and to the same extent MidCarolina would be required to perform if no such succession had occurred.

(b) This Agreement Is Enforceable by the Executive and His Heirs. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributes, and legatees.

(c) This Agreement Is Personal in Nature and Is Not Assignable. This Agreement is personal in nature. Without written consent of the other party, neither party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided in this Section 9. Without limiting the generality of the foregoing, the Executive’s right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by Executive’s will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 9, MidCarolina shall have no liability to pay any amount to the assignee or transferee.

10. NOTICES. Any notice under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of MidCarolina at the time of the delivery of the notice, and properly addressed to MidCarolina if addressed to MidCarolina Financial Corporation, P.O. Box 968, 3101 South Church Street, Burlington, North Carolina 27215, Attention: Corporate Secretary.

11. CAPTIONS AND COUNTERPARTS. The headings and subheadings used in this Agreement are included solely for convenience and shall not affect the interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

12. AMENDMENTS AND WAIVERS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in a writing or writings signed by the Executive and by MidCarolina. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13. SEVERABILITY. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.

14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of North Carolina, without giving effect to the principles of conflict of laws of such State.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between MidCarolina and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

16. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A. MidCarolina and the Executive intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986. If when the Executive’s employment terminates the Executive is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, and if any payments or benefits under this Agreement will result in additional tax or interest to the Executive because of section 409A, then despite any provision of this Agreement to the contrary the Executive will not be entitled to the payments or benefits until the earliest of (a) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments or benefits are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Agreement does not satisfy the requirements of section 409A, such provision shall be applied in a manner consistent with those requirements, despite any contrary provision of this Agreement. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A, MidCarolina shall reform the provision. However, MidCarolina shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and MidCarolina shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

IN WITNESS WHEREOF, the parties have executed this Severance Agreement as of the date first written above.

EXECUTIVE	MIDCAROLINA FINANCIAL CORPORATION

/s/ R. Craig Patterson	By:
R. Craig Patterson
Its: